UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: January 3, 2006

(Date of earliest event reported)

ARMSTRONG HOLDINGS, INC.

(Exact name of registrant as specified in its chapter)

Pennsylvania	000-50408	23-3033414
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its chapter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01. Other Events.

On December 29, 2005, the United States Court of Appeals for the Third Circuit filed its decision upholding the U.S. District Court’s denial of confirmation of Armstrong World Industries, Inc.’s Plan of Reorganization. The decisions of both courts are available at armstrongplan.com. The full text of the press release announcing the District Court’s determination is attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

No. 99.1 Armstrong Holdings, Inc. Press Release dated January 3, 2006, announcing the United States Court of Appeals decision upholding the U.S. District Court’s denial of confirmation of Armstrong World Industries, Inc.’s Plan of Reorganization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG HOLDINGS, INC.

By:	/s/ Walter T. Gangl
Walter T. Gangl Deputy General Counsel and Assistant Secretary

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Walter T. Gangl
Walter T. Gangl Assistant Secretary

Date: January 3, 2006

EXHIBIT INDEX

Exhibit No.	Description

No. 99.1	Armstrong Holdings, Inc. Press Release dated January 3, 2006, announcing the United States Court of Appeals decision upholding the U.S. District Court’s denial of confirmation of Armstrong World Industries, Inc.’s Plan of Reorganization.